    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 2, 1998
                                                      REGISTRATION NO.    -
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

      TEXACO CAPITAL INC.                  TEXACO INC.
   (Exact name of Registrant      (Exact name of Registrant and
 as specified in its charter)               Guarantor
                                  as specified in its charter)
           DELAWARE                         DELAWARE
(State or other jurisdiction of  (State or other jurisdiction of
incorporation or organization)   incorporation or organization)
          51-0271861                       74-1383447
(I.R.S. Employer Identification  (I.R.S. Employer Identification
             No.)                             No.)
KJESTINE M. ANDERSON, SECRETARY  KJESTINE M. ANDERSON, SECRETARY
       1013 CENTRE ROAD             2000 WESTCHESTER AVENUE,
  WILMINGTON, DELAWARE 19801        WHITE PLAINS, N.Y. 10650
        (800) 927-9800                   (914) 253-4000
 (Address, including zip code,    (Address, including zip code,
and telephone number, including  and telephone number, including
          area code,                       area code,
   of Registrant's principal     of Registrant's and Guarantor's
           executive                   principal executive
offices and agent for service)   offices and agent for service)

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement as determined by market conditions.
                           --------------------------

    IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. / /

    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. /X/
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                             PROPOSED            PROPOSED
                                                                             MAXIMUM             MAXIMUM
              TITLE OF EACH CLASS OF                    AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
           SECURITIES TO BE REGISTERED                BE REGISTERED          PER UNIT       OFFERING PRICE(A)    REGISTRATION FEE
Guaranteed Debt Securities of Texaco Capital
  Inc.............................................
Debt Securities of Texaco Inc.(b).................
Common Stock of Texaco Inc.(b)....................
Preferred Stock of Texaco Inc.(b).................
Depositary Shares of Texaco Inc.(b)...............
Warrants to Purchase Guaranteed Debt Securities,
  Debt Securities of Texaco Inc., Common Stock or
  Preferred Stock.................................
Guaranties by Texaco Inc. of Debt Securities(c)...         (d)                 (d)            $1,000,000,000         $278,000

(a) Estimated solely for the purpose of calculating the registration fee. Excludes an aggregate of $642,500,000 unsold Texaco Capital Inc. securities and Texaco Inc. guaranties included in Registration Statement No. 333-46527 for which a registration fee was paid on February 18, 1998, which are covered by the Prospectus included in this Registration Statement pursuant to Rule 429. As a result, up to an aggregate of $1,642,500,000 of the Securities referred to above may be sold pursuant to this Registration Statement.
(b) In addition to any Preferred Stock, Depositary Shares or Common Stock that may be issued directly under this Registration Statement, there are being registered hereunder an indeterminate number of shares of Preferred Stock, Depositary Shares or Common Stock as may be issued upon conversion or exchange of Debt Securities, Preferred Stock, Depositary Shares or Common Stock, as the case may be. In addition, Common Stock of Texaco Inc. issued under this Registration Statement will have Rights attached. No separate consideration will be received for any shares of Preferred Stock, Depositary Shares or Common Stock so issued upon conversion or exchange or for any Rights issued in connection with Common Stock.
(c) No consideration will be received by Texaco Inc. for the Guaranties.
(d) Not applicable pursuant to Form S-3 General Instruction II(D) under the Securities Act of 1933.
                           --------------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    Pursuant to Rule 429 of the Securities Act of 1933, the prospectus included in this Registration Statement also relates to certain unsold securities of Texaco Capital Inc. and Texaco Inc. and guaranties of Texaco Inc. registered under Registration Statement No. 333-46527.

                  SUBJECT TO COMPLETION DATED DECEMBER 2, 1998
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION
STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES
AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                                  TEXACO INC.
                                      AND
                              TEXACO CAPITAL INC.

                                 $1,642,500,000
                           GUARANTEED DEBT SECURITIES
                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK
                                    WARRANTS

    We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

    Texaco Inc. or Texaco Capital Inc. may offer any of the following securities at one or more times:

        (i) debt securities issued by Texaco Capital Inc. and guaranteed by Texaco Inc.;

        (ii) debt securities issued by Texaco Inc.;

       (iii) common stock issued by Texaco Inc.;

        (iv) preferred stock issued by Texaco Inc.;

        (v) warrants to purchase debt securities, common stock or preferred stock and

        (vi) depositary shares relating to preferred stock.

                            ------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

December   , 1998

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
About This Prospectus......................................................................................           2
Where You Can Find More Information........................................................................           2
Texaco Inc. ...............................................................................................           3
Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends...           4
Texaco Capital Inc. .......................................................................................           4
Use of Proceeds............................................................................................           4
Plan of Distribution.......................................................................................           4
Description of the Debt Securities.........................................................................           5
Description of Texaco Inc. Common Stock....................................................................          11
Description of Texaco Inc. Preferred Stock.................................................................          12
Description of the Depositary Shares.......................................................................          15
Description of the Warrants................................................................................          18
Experts....................................................................................................          19
Legal Opinions.............................................................................................          19

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,642,500,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

                      WHERE YOU CAN FIND MORE INFORMATION

    Texaco Inc. files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., Chicago, Illinois, and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Web site at "http://www.sec.gov".

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities. This prospectus is part of a registration statement we filed with the SEC.

TEXACO SEC FILINGS (FILE NO. I-27)                                                 PERIOD
--------------------------------------------------------  --------------------------------------------------------
Annual Report on Form 10-K..............................  Year ended December 31, 1997.

Quarterly Reports on Form 10-Q..........................  Quarters ended September 30, 1998, June 30, 1998 and
                                                            March 31, 1998.

Current Reports on Form 8-K.............................  Filed January 23, 1998; January 30, 1998; March 5, 1998;
                                                            April 1, 1998; April 23, 1998; April 29, 1998; July 1,
                                                            1998; July 21, 1998; September 3, 1998; October 21,
                                                            1998 and November 30, 1998.

    You may request a copy of these filings (other than any exhibits, unless we have specifically incorporated by reference an exhibit in this Prospectus) at no cost, by writing or telephoning us at the following address:

               Texaco Inc.
               2000 Westchester Avenue
               White Plains, New York 10650
               Tel: (914) 253-4000
               Attention: Secretary

    You should rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

    We are not including any separate financial information for Texaco Capital Inc. ("Texaco Capital"). Texaco Capital is wholly owned by Texaco Inc. It essentially has no independent operations, and any debt securities it issues will be fully and unconditionally guaranteed by Texaco Inc.

                                  TEXACO INC.

    Texaco Inc. was incorporated in Delaware on August 26, 1926 as The Texas Corporation. Its name was changed in 1941 to The Texas Company and in 1959 to Texaco Inc. It is the successor of a corporation incorporated in Texas in 1902. Our principal executive offices are located at 2000 Westchester Avenue, White Plains, New York 10650; telephone: (914) 253-4000. Reference in this Prospectus to Texaco (unless the context otherwise indicates) refers to Texaco Inc. and all of its consolidated subsidiary companies.

    Texaco Inc., together with its subsidiaries and affiliates, is a vertically integrated enterprise principally engaged in the worldwide exploration for and production, transportation, refining and marketing of crude oil, natural gas and petroleum products.

              RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

    The ratio of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the periods indicated is as follows:

                                                NINE MONTHS
                                                   ENDED                       YEAR ENDED DECEMBER 31,
                                               SEPTEMBER 30,    ------------------------------------------------------
                                                   1998           1997         1996          1995(A)        1994(B)
                                             -----------------  ---------  -------------  -------------  -------------
Ratio of earnings to fixed charges of
  Texaco Inc. on a total enterprise basis
  (unaudited)..............................           3.00           6.04         5.75           2.55           2.86
Ratio of earnings to combined fixed charges
  and preferred stock dividends of Texaco
  Inc. on a total enterprise basis
  (unaudited) (c)..........................           2.81           5.60         5.36           2.40           2.58


                                                1993(B)
                                             -------------
Ratio of earnings to fixed charges of
  Texaco Inc. on a total enterprise basis
  (unaudited)..............................         2.91
Ratio of earnings to combined fixed charges
  and preferred stock dividends of Texaco
  Inc. on a total enterprise basis
  (unaudited) (c)..........................         2.61

------------------------

(a) Excludes cumulative effect of accounting changes.

(b) Excludes discontinued operations.

(c) Preferred stock dividend requirements have been adjusted to reflect the pre-tax earnings which would be required to cover the Series C Variable Rate Cumulative Preferred Stock (redeemed on September 30, 1994), Series E Variable Rate Cumulative Preferred Stock (exchanged for common stock on November 8, 1994) and Market Auction Preferred Shares dividends and to exclude the interest portion of the Series B and Series F ESOP Convertible Preferred Stock dividends.

                              TEXACO CAPITAL INC.

    Texaco Capital Inc., a wholly owned subsidiary of Texaco Inc., is a Delaware corporation which was incorporated on June 24, 1983. Its principal executive offices are located at 1013 Centre Road, Wilmington, Delaware 19801; telephone:
(800) 927-9800. Texaco Capital is engaged principally in the business of lending funds borrowed from unrelated persons to Texaco Inc. and its subsidiaries for general corporate purposes.

                                USE OF PROCEEDS

    The net proceeds from the sale of the securities offered hereby by Texaco Inc. (the "Texaco Securities") will be used for working capital, for retirement of debt and for other general corporate purposes. The net proceeds from the sale of any debt securities offered by Texaco Capital (the "Debt Securities") will be lent to Texaco Inc. or its subsidiaries to be used for similar purposes. The Texaco Securities and the Debt Securities are hereinafter collectively referred to as the "Securities".

                              PLAN OF DISTRIBUTION

    The Securities may be sold in any one or more of the following ways: (1) directly to investors, (2) to investors through agents, (3) to dealers, (4) through underwriting syndicates led by one or more managing underwriters as Texaco Capital or Texaco Inc. may select from time to time, or (5) through one or more underwriters acting alone.

    If underwriters are utilized in the sale, the obligations of the underwriters will be subject to certain conditions precedent and the underwriters will be obligated to purchase all Securities, if any are purchased. The underwriters will acquire the Securities for their own account. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the Securities are set forth on the cover of the prospectus supplement relating to such Securities (the "Prospectus Supplement") and the members of the underwriting syndicate, if any, are named in such Prospectus Supplement. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby and any firms not named in the Prospectus Supplement are not parties to the Underwriting Agreement in respect of such Securities, will not be purchasing any of the Securities from Texaco Capital or Texaco Inc. and will have no direct or indirect participation in the underwriting of such Securities, although they may participate in the distribution of such Securities under circumstances where they may be entitled to a dealer's commission. The Prospectus Supplement also describes any initial public offering price and any discounts and commissions to be allowed or paid to the underwriters, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, all of which may be changed from time to time, and the exchanges, if any, on which the Securities will be listed.

    If offers to purchase are to be solicited by agents designated by Texaco Capital or Texaco Inc., any such agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"). Agents involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Texaco Capital or Texaco Inc. to such agents set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, Texaco Capital or Texaco Inc. will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

    Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Texaco Capital or Texaco Inc. Any remarketing firm will be identified and the terms of its agreement, if any, with Texaco Capital or Texaco Inc. and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Securities remarketed thereby.

    If so indicated in the Prospectus Supplement, Texaco Capital or Texaco Inc. will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the Securities from Texaco Capital or Texaco Inc. at the price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts providing for payment and delivery at a future date.

    Underwriters, agents, dealers and remarketing firms may be entitled under agreements which may be entered into with Texaco Capital and Texaco Inc. to indemnification by Texaco Capital and Texaco Inc. against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for Texaco Capital or Texaco Inc. in the ordinary course of business.

                       DESCRIPTION OF THE DEBT SECURITIES

    The Debt Securities will be offered by Texaco Capital and will be fully and unconditionally guaranteed by Texaco Inc. The Debt Securities are to be issued under an indenture dated as of August 24, 1984 as supplemented and restated by
(1) the First Supplemental Indenture dated as of January 31, 1990 (a copy of which is filed as Exhibit 4.1 to Registration Statement No. 33-33303, filed on February 1, 1990), (2) the First Supplement to the First Supplemental Indenture dated as of October 11, 1990 (a copy of which is filed as Exhibit 4.1(a) to Texaco Inc.'s Current Report on Form 8-K, dated October 12, 1990 and filed on October 15, 1990), and (3) the Second Supplement to the First Supplemental Indenture, dated as of August 5, 1997, (a copy of which is filed as Exhibit 4.1(b) to Texaco Inc.'s Form 10-Q for the quarterly period ended June 30, 1997, and filed on August 13, 1997) (as so supplemented and amended, the

"Indenture") among Texaco Capital, Texaco Inc. and The Chase Manhattan Bank, as Trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Indenture. Unless otherwise defined herein, all capitalized terms shall have the definitions set forth in the Indenture. Whenever a defined term is referred to and not defined under "Description of the Debt Securities", the definition thereof is contained in the Indenture.

    The following description of the Indenture is subject to the detailed provisions of such Indenture; whenever particular provisions of the Indenture are referred to, such provisions are incorporated by reference as a part of the statement made, and the statement is qualified in its entirety by such reference.

    The Indenture provides that, in addition to the Debt Securities offered hereby, additional Debt Securities may be issued thereunder without limitation as to aggregate principal amount, but subject to limitations from time to time established by Texaco Capital's Board of Directors.

    Unless specified in the Prospectus Supplement, Debt Securities offered by Texaco Capital hereby will rank equally and ratably with all other unsecured and unsubordinated indebtedness of Texaco Capital. The Guaranties will rank equally with all other unsecured and unsubordinated indebtedness of Texaco Inc.

    A prospectus supplement relating to any series of Debt Securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

    - the designation of such Debt Securities;

    - the aggregate principal amount and currency or currency unit of such Debt Securities;

    - the denominations in which such Debt Securities are authorized to be issued;

    - the percentage of their principal amount at which such Debt Securities will be issued;

    - the date on which such Debt Securities will mature;

    - if the Debt Securities are to bear interest, the rate per annum at which such Debt Securities will bear interest (or the method by which such rate will be determined);

    - the times at which such interest, if any, will be payable or the manner of determining the same;

    - the date, if any, after which such Debt Securities may be redeemed or purchased and the redemption or purchase price;

    - the sinking fund requirements, if any;

    - special United States federal income tax considerations, if any;

    - whether such Debt Securities are to be issued in the form of one or more temporary or permanent Global Securities and, if so, the identity of the Depositary for such Global Securities;

    - information with respect to book-entry procedures, if any;

    - the manner in which the amount of any payments of principal and interest on the Debt Securities determined by reference to an index are determined; and

    - any other terms of the Debt Securities not inconsistent with the Indenture.

    The Indenture does not contain any provisions which may afford holders of the Debt Securities protection in the event of a highly leveraged transaction, although such a provision could be added to the Indenture in the future with respect to the Debt Securities or any series thereof, in which event a description thereof will be included in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION, TRANSFER AND PAYMENT

    Unless otherwise indicated in the Prospectus Supplement, the Debt Securities of a series will be issuable in registered form without coupons ("Registered Securities") or in the form of one or more global securities ("Global Securities"), as described below under "Global Securities". Unless otherwise provided in an applicable Prospectus Supplement with respect to a series of Debt Securities, Registered Securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple thereof. One or more Global Securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding Debt Securities of the series represented by such Global Security. The Prospectus Supplement relating to a series of Debt Securities denominated in a foreign or composite currency will specify the denominations thereof.

    Unless otherwise indicated in the Prospectus Supplement, Registered Securities (other than a Global Security) may be presented for registration of transfer (with the form of transfer duly executed), at the office of the Registrar or at the office of any transfer agent designated by Texaco Capital for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Texaco Capital has initially appointed the Trustee as Registrar under the Indenture. If a Prospectus Supplement refers to any transfer agents (in addition to the Registrar) initially designated by Texaco Capital with respect to any series of Registered Securities, Texaco Capital may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that Texaco Capital will maintain a transfer agent in the City of New York. Texaco Capital may at any time designate additional transfer agents with respect to any series of Debt Securities.

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and interest, if any, on Registered Securities (other than a Global Security) will be made at the office of such Paying Agent or Paying Agents as Texaco Capital may designate from time to time, except that at the option of Texaco Capital, payment of any interest may be made
(i) by check mailed to the address of the person entitled thereto as such address shall appear in the register or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Debt Security is registered at the close of business on the regular Record Date for such interest payment.

    Unless otherwise indicated in an applicable Prospectus Supplement, the principal office of the Trustee in the City of New York will be designated as Texaco Capital's sole Paying Agent for payments with respect to Registered Securities.

    All moneys paid by Texaco Capital to a Paying Agent for the payment of principal of (and premium, if any) and interest, if any, on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to Texaco Capital and the Holder of such Debt Security will thereafter look only to Texaco Capital for payment thereof.

GUARANTIES

    Texaco Inc. will unconditionally guarantee the due and punctual payment of the principal of, (and premium, if any) and interest, if any, on the Debt Securities issued by Texaco Capital, when and as the same shall become due and payable, whether at maturity or upon redemption, declaration or otherwise.

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in the form of one or more fully registered global Debt Securities (a "Global Security") that will be deposited with a depositary (the "Depositary"), or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series. In such case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of such series. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

    The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such series. Texaco Capital anticipates that the following provisions will apply to all depositary arrangements.

    Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants).

    So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Payments of principal of (and premium, if any) and interest, if any, on Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Global Security. None of Texaco Capital, Texaco Inc., the Trustee or any Paying Agent for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Texaco Capital expects that the Depositary for any Debt Securities represented by a Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. Texaco Capital also expects that payments by participants to owners of beneficial interest in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of such participants.

    If the Depositary for any Debt Securities represented by a Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by Texaco Capital within ninety days, Texaco Capital will issue such Debt Securities in definitive form in exchange for such Global Security. In addition, Texaco Capital may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange therefor.

CERTAIN LIMITATIONS ON LIENS

    The Indenture provides that Texaco Inc. shall not, and it shall not permit any Principal Subsidiary (defined as a Subsidiary (i) substantially all of the assets of which are located, and substantially all of the operations of which are conducted, in the United States, (ii) which owns a Principal Property, defined as an important oil and gas producing property in or outside of the United States or any important refinery or manufacturing plant located in the United States and (iii) in which Texaco Inc.'s direct or indirect net investment exceeds $100,000,000) to, incur a Lien to secure a Long-Term Debt on a Principal Property, any Capital Stock or a Long-Term Debt ("Debt") of a Principal Subsidiary unless: (1) the Lien equally and ratably secures the Debt Securities and the secured Debt; (2) the Lien is in existence at the time a corporation merges into or consolidates with Texaco Inc. or a Principal Subsidiary or becomes a Principal Subsidiary; (3) the Lien is on a Principal Property at the time Texaco Inc. or a Principal Subsidiary acquires the Principal Property; (4) the Lien secures Debt incurred to finance all or some of the purchase price of a Principal Property or a Principal Subsidiary; (5) the Lien secures Debt incurred to finance all or some of the costs of Improvements on a Principal Property; (6) the Lien secures Debt of a Principal Subsidiary owing to Texaco Inc. or another Principal Subsidiary; (7) the Lien extends, renews or replaces in whole or in part a Lien permitted by any of clauses (1) through (6); or (8) the secured Debt plus all other Debt secured by Liens on Principal Properties, Capital Stock or Debt of a Principal Subsidiary at the time does not exceed 10% of Texaco's Consolidated Net Tangible Assets. However, Debt secured by a Lien permitted by any of clauses (1) through (7) shall be excluded from all other Debt in the determination.

LIMITATIONS ON SALE AND LEASEBACK

    The Indenture provides that Texaco Inc. shall not, and it shall not permit any Principal Subsidiary to, enter into a Sale-Leaseback Transaction unless: (1) the lease has a term of three years or less; (2) the lease is between Texaco Inc. and a Principal Subsidiary or between Principal Subsidiaries; (3) Texaco Inc. or a Principal Subsidiary under the terms of the Indenture could create a Lien on the Principal Property to secure a Debt at least equal in amount to the Attributable Debt for the lease; or (4) Texaco Inc. or a Principal Subsidiary within 120 days of the effective date of the Sale-Leaseback Transaction (i) retires Debt of Texaco Inc. or of a Principal Subsidiary at least equal in amount to the fair value (as determined by Texaco Inc.'s Board of Directors) of the Principal Property at the time the Principal Property is leased or (ii) if the net proceeds of the Sale-Leaseback Transaction equal or exceed the fair value of the Principal Property (as determined by Texaco Inc.'s Board of Directors), applies the net proceeds to fund investment in other Principal Properties which investments were made within twelve months prior to or subsequent to the transaction.

CONSOLIDATION AND MERGER

    The Indenture provides that either Texaco Capital or Texaco Inc. may consolidate or merge into, or transfer its properties and assets substantially as an entirety to, another person without the consent of the Holders of any of the Debt Securities outstanding under the Indenture, provided the person assumes by supplemental indenture all the obligations of Texaco Capital or Texaco Inc., as the case may be, under the Debt Securities and the Indenture and immediately after the transaction no Default exists. Thereafter, all such obligations of Texaco Capital or Texaco Inc., as the case may be, shall terminate.

DEFAULT

    The Indenture defines an "Event of Default" with respect to any series of the Debt Securities as being any one of the following events: (1) default for 30 days in the payment of interest on any Debt Security of that series; (2) default in the payment of the principal of, or premium, if any, on, or in the making of any sinking fund payments on any Debt Security of that series when due; (3) failure to comply with any other agreements in the Debt Securities of that series, the Indenture or any supplemental indenture under which the Debt Securities may have been issued and continuation of the default for the period and after the notice specified below; and (4) certain events in bankruptcy, insolvency, or reorganization.

    A default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of all of the Debt Securities of that series outstanding notify Texaco Capital of the default and the default is not cured within 90 days after receipt of the notice.

    If an Event of Default occurs with respect to the Debt Securities of any series and is continuing, the Trustee by notice to Texaco Capital, or the Holders of at least 25% in principal amount of all of the Debt Securities of that series outstanding by notice to Texaco Capital and the Trustee, may declare the principal of and premium and accrued interest, if any, on all the Debt Securities of that series to be due and payable immediately. The Holders of a majority in principal amount of all of the Debt Securities of that series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree by a court of competent jurisdiction and if all existing Events of Default have been cured or waived except nonpayment of principal or premium or interest, if any, that has become due solely because of the acceleration.

    If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or premium or interest, if any, on the Debt Securities of the series that is in default or to enforce the performance of any provision of the Debt Securities or the Indenture.

    Subject to certain exceptions, the Holders of a majority in principal amount of the Debt Securities by notice to the Trustee may waive an existing default and its consequences.

MODIFICATION OF THE INDENTURE

    The Indenture provides that Texaco Capital, Texaco Inc. and the Trustee may enter into a supplemental indenture to amend the Indenture or the Debt Securities without the consent of any Holder: (1) to cure any ambiguity, defect or inconsistency; (2) to comply with Article 5 of the Indenture to permit a successor to assume Texaco Capital's or Texaco Inc.'s obligations under the Indenture; (3) to make any change that does not adversely affect the rights of any Holder; or (4) to provide for the issuance of and establish the terms and conditions of Debt Securities of any series.

    Texaco Capital, Texaco Inc. and the Trustee may enter into a supplemental indenture to amend the Indenture or the Debt Securities of a series with the written consent of the Holders of at least 50.1% in principal amount of the Debt Securities of the series affected. The Holders of at least 50.1% in principal amount of the Debt Securities by notice to the Trustee may waive compliance by Texaco Capital or Texaco Inc. with any provision of the Indenture or the Debt Securities.

    Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not: (1) reduce the amount of Debt Securities whose Holders must consent to an amendment or waiver; (2) reduce the rate of or extend the time for payment of interest on any Debt Security; (3) reduce the principal of or extend the fixed maturity of any Debt Security; (4) waive a default in the payment of the principal, premium or interest, if any, on any Debt Security; or
(5) make any Debt Security payable in currency other than that stated in the Debt Security.

DEFEASANCE AND DISCHARGE

    The Indenture provides that Texaco Capital may terminate its obligations with respect to any series of Debt Securities, on the terms and subject to the conditions contained in the Indenture, by depositing in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal, premium and interest, if any, on such series to redemption or maturity. Upon the termination of Texaco Capital's obligations with respect to all the Debt Securities of a series, the Trustee, at the request of Texaco Capital, shall release its rights and interests with respect to such series of Debt Securities in any security granted by Texaco Capital or Texaco Inc. As a condition to any such termination, Texaco Capital is required to furnish an opinion of recognized independent tax counsel to the effect that such proposed deposit and termination will not have any effect on the Holders of the Debt Securities for Federal income tax purposes. Such opinion must be based upon a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this Prospectus since such a result would not occur under current tax law.

OTHER DEBT SECURITIES

    In addition to the Debt Securities described above, Texaco Capital may issue subordinated debt securities (which will be guaranteed on a subordinated basis by Texaco Inc.) and Texaco Inc. may issue either senior or subordinated debt securities ("Texaco Inc. Debt Securities"). Any such debt securities will be described in a Prospectus Supplement and will be issued pursuant to an indenture entered into among Texaco Inc., a trustee and, if applicable, Texaco Capital, which indenture will be filed with the SEC and qualified under the Trust Indenture Act.

                    DESCRIPTION OF TEXACO INC. COMMON STOCK

    As of the date of this Prospectus, Texaco Inc.'s Certificate of Incorporation authorizes the issuance of 700,000,000 shares of common stock ("Common Stock"), $3.125 par value per share. As of November 27, 1998, there were outstanding 534,593,379 shares of Common Stock.

    Subject to the rights of the holders of any outstanding shares of preferred stock, holders of Common Stock are entitled to receive such dividends, in cash, securities, or property, as may from time to time be declared by the Board of Directors. Subject to the provisions of Texaco Inc.'s By-laws, as from time to time amended, with respect to the closing of the transfer books and the fixing of a record date, holders of shares of Common Stock are entitled to one vote per share of Common Stock held on all matters requiring a vote of the stockholders. The Common Stock will be fully paid and nonassessable. In the event of any liquidation, dissolution, or winding up of Texaco Inc., either voluntary or involuntary, after payment shall have been made to the holders of preferred stock of the full amount to which they shall be entitled, the holders of Common Stock shall be entitled to share ratably, according to the number of shares held by them, in all remaining assets of Texaco Inc. available for distribution. Shares of Common Stock are not redeemable and have no subscription, conversion or preemptive rights. Each share of Common Stock has attached to it a right to purchase, under certain circumstances, additional shares of Common Stock or other securities at a significant discount, when certain conditions are met. The transfer agent and registrar for our Common Stock will be Texaco Inc., unless indicated otherwise in the Prospectus Supplement.

                   DESCRIPTION OF TEXACO INC. PREFERRED STOCK

    The following is a description of certain general terms and provisions of Texaco Inc.'s preferred stock ("Preferred Stock"). The particular terms of any series of Preferred Stock will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

    The summary of terms of Texaco Inc.'s Preferred Stock contained in this Prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of Texaco Inc.'s Certificate of Incorporation and the certificate of designations relating to each series of the Preferred Stock (the "Certificate of Designations"), which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such series of the Preferred Stock.

    Texaco Inc.'s Certificate of Incorporation authorizes the issuance of 30,000,000 shares of Preferred Stock, par value $1.00 per share. The Texaco Inc. Board is authorized to designate any series of Preferred Stock and the powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereof without further action by the holders of Common Stock. As of November 27, 1998, there were outstanding 653,612.780 shares of Series B ESOP Convertible Preferred Stock, 53,210.995 shares of Series F ESOP Convertible Preferred Stock and 1,200 shares of Market Auction Preferred Stock. There are 3,000,000 shares designated as Series D Junior Participating Preferred Stock, none of which are currently outstanding.

    For each series of Preferred Stock, the Texaco Inc. Board is authorized to determine, and the Prospectus Supplement shall set forth:

    - whether the holders thereof shall be entitled to cumulative, noncumulative, or partially cumulative dividends and, with respect to shares entitled to dividends, the dividend rate or rates, including without limitation the methods and procedures for determining such rate or rates, and any other terms and conditions relating to such dividends;

    - whether, and if so to what extent and upon what terms and conditions, the holders thereof shall be entitled to rights upon the liquidation of, or upon any distribution of the assets of, Texaco Inc.;

    - whether, and if so upon what terms and conditions, such shares shall be convertible into Debt Securities, Texaco Inc. Debt Securities, any other series of Preferred Stock, Depositary Shares (as defined) or Common Stock, or exchangeable for the securities of any other corporation;

    - whether, and if so upon what terms and conditions, such shares shall be redeemable;

    - whether the shares shall be redeemable and subject to any sinking fund provided for the purchase or redemption of such shares and, if so, the terms of such fund;

    - whether the holders thereof shall be entitled to voting rights and, if so, the terms and conditions for the exercise thereof; and

    - whether the holders thereof shall be entitled to other preferences or rights, and, if so, the qualifications, limitations, or restrictions of such preferences or rights.

DIVIDENDS

    Holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of Texaco Inc. legally available for payment, cash dividends payable at such dates and at such rates per share per annum as set forth in the applicable Prospectus Supplement. The Prospectus Supplement will also state applicable record dates regarding the payment of dividends. Except as set forth below, no dividends shall be declared or paid or set apart for payment on any series of Preferred Stock unless full dividends for all series of Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) upon the Preferred Stock, dividends declared (if any) on the Preferred Stock shall be declared pro-rata so that the amount of dividends declared per share on each series of Preferred Stock shall in all cases bear to each other series the same ratio that (x) accrued dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if dividends for such series are cumulative) for the then-current dividend period per share for each respective series of Preferred Stock bear to
(y) aggregate accrued dividends for the then-current dividend period (including all accumulations with respect to unpaid dividends for prior dividend periods for all series which are cumulative) for all outstanding shares of Preferred Stock.

    Unless all dividends on the Preferred Stock shall have been paid in full (i) no dividend shall be declared and paid or declared and a sum sufficient thereof set apart for payment (other than a dividend in Common Stock or in any other class ranking junior to the Preferred Stock as to dividends and liquidation preferences) or other distribution declared or made upon the shares of Common Stock or upon any other class ranking junior to the Preferred Stock as to dividends or liquidation preferences and (ii) no shares of Common Stock or class of stock ranking junior to the Preferred Stock as to dividends or liquidation preferences may be redeemed, purchased or otherwise acquired by Texaco Inc. except by conversion into or exchange for shares of Texaco Inc. ranking junior to the Preferred Stock as to dividends and liquidation preferences.

    No series of Preferred Stock will be convertible into, or exchangeable for, other securities or property except as set forth in the related Prospectus Supplement.

REDEMPTION AND SINKING FUND

    No series of Preferred Stock will be redeemable or receive the benefit of a sinking fund except as set forth in the related Prospectus Supplement.

LIQUIDATION

    Upon any voluntary or involuntary liquidation, dissolution or winding up of Texaco Inc., holders of any series of Preferred Stock will be entitled to receive the liquidation preference per share specified in the Prospectus Supplement, if any, in each case together with any applicable accrued and unpaid dividends and before any distribution to holders of Common Stock or any class of stock ranking junior to the Preferred Stock as to dividends and liquidation preferences. In the event there are insufficient assets to pay such liquidation preferences for all classes of Preferred Stock in full, the remaining assets shall be allocated ratably among all series of Preferred Stock based upon the aggregate liquidation preference for all outstanding shares for each such series. After payment of the full amount of the liquidation preference to which they are entitled, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by Texaco Inc. unless otherwise provided in a Prospectus Supplement, and the remaining assets of Texaco Inc. shall be distributable exclusively among the holders of Common Stock and any class of stock ranking junior to the Preferred Stock as to dividends and liquidation preferences, according to their respective interests.

VOTING

    No series of Preferred Stock will be entitled to vote except as provided below or in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, if at any time Texaco Inc. shall have failed to declare and pay in full dividends for six quarterly periods, whether consecutive or not, on any applicable series of Preferred Stock and all such preferred dividends remain unpaid (a "Preferred Dividend Default"), the number of directors of Texaco Inc. shall be increased by two and the holders of such series of Preferred Stock, voting together as a class with all other series of Preferred Stock then entitled to vote on such election of directors, shall be entitled to elect such two additional directors until the full dividends accumulated on all outstanding shares of such series shall have been declared and paid in full. Upon the occurrence of a Preferred Dividend Default, Texaco Inc.'s Board of Directors shall within 10 business days of such default call a special meeting of the holders of shares of all affected series, for which there is a Preferred Dividend Default, for the purpose of electing the additional directors. In lieu of holding such meeting, the holders of record of a majority of the outstanding shares of all series for which there is a Preferred Dividend Default who are then entitled to participate in the election of directors may, by action taken by written consent, elect such additional directors. If and when all accumulated dividends on any series of Preferred Stock have been paid in full, the holders of shares of such series shall be divested of the foregoing voting rights subject to revesting in the event of each and every Preferred Dividend Default. Upon termination of such special voting rights attributable to all series for which there has been a Preferred Dividend Default, the term of office of each director so elected (a "Preferred Stock Director") shall terminate and the number of directors of Texaco Inc. shall, without further action, be reduced by two, subject always to the increase in the number of directors pursuant to the foregoing provisions in case of a future Preferred Dividend Default. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by, the vote of the holders of record of a majority of the outstanding shares of all series of Preferred Stock who were entitled to participate in such director's election, voting as a separate class, at a meeting called for such purpose or by written consent. So long as a Preferred Stock Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of all series of Preferred Stock who are then entitled to participate in the election of such Preferred Stock Directors as provided above. As long as the Preferred Dividend Default shall continue, holders of the Preferred Stock shall not, as such stockholders, be entitled to vote on the election or removal or directors, other than Preferred Stock Directors, but shall not be divested of any other voting rights provided to the holders of Preferred Stock by law with respect to any other matter to be acted upon by the stockholders of Texaco Inc. The Preferred Stock Directors shall each be entitled to one vote per director on any matter. Additionally, unless otherwise specified in a Prospectus Supplement, the affirmative vote of the holders of a majority of the outstanding shares of each series of Preferred Stock voting together as a class is required to authorize any amendment, alteration or repeal of Texaco Inc.'s Certificate of Incorporation or any Certificate of Designations which would adversely affect the powers, preferences, or special rights of the Preferred Stock, including authorizing any class of stock with superior dividend and liquidation preferences.

MISCELLANEOUS

    The holders of Preferred Stock will have no preemptive rights. The Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Shares of Preferred Stock redeemed or otherwise reacquired by Texaco Inc. shall resume the status of authorized and unissued shares of Preferred Stock undesignated as to series, and shall be available for subsequent issuance. There are no restrictions on repurchase or redemption of the Preferred Stock while there is any arrearage on sinking fund installments except as may be set forth in a Prospectus Supplement. Neither the par value nor the liquidation preference is indicative of the price at which the Preferred Stock will actually trade on or after the date of issuance. Payment of dividends on any series of Preferred Stock may be restricted by loan agreements, indentures and other transactions entered into by Texaco Inc.

NO OTHER RIGHTS

    The shares of a series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the related Prospectus

Supplement, Texaco Inc.'s Certificate of Incorporation and Certificate of Designations for the applicable series of Preferred Stock or as otherwise required by law.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for each series of Preferred Stock will be described in the related Prospectus Supplement.

                      DESCRIPTION OF THE DEPOSITARY SHARES

    Texaco Inc. may, at its option, elect to offer Depositary Shares ("Depositary Shares") rather than full shares of Preferred Stock. In the event such option is exercised, each of the Depositary Shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in the Prospectus Supplement. The shares of Preferred Stock represented by the Depositary Shares will be deposited with a Share Depositary (the "Share Depositary") named in the applicable Prospectus Supplement, under a Deposit Agreement (the "Deposit Agreement"), among Texaco Inc., the Share Depositary and the holders of the Depositary Receipts (as defined). Certificates evidencing Depositary Shares ("Depositary Receipts") will be delivered to those persons purchasing Depositary Shares in the offering. The Share Depositary will be the transfer agent, registrar and dividend disbursing agent for the Depositary Shares. Holders of Depositary Receipts agree to be bound by the Deposit Agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

    The summary of terms of Texaco Inc.'s Depositary Shares contained in this Prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Deposit Agreement, Texaco Inc.'s Certificate of Incorporation and the Certificate of Designations for the applicable series of Preferred Stock.

DIVIDENDS

    The Share Depositary will distribute all cash dividends or other cash distributions received in respect of the series of Preferred Stock represented by the Depositary Shares to the record holders of Depositary Receipts in proportion to the number of Depositary Shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by Texaco Inc. for the applicable series of Preferred Stock. The Share Depositary, however, will distribute only such amount as can be distributed without attributing to any Depositary Share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the Share Depositary for distribution to record holders of Depositary Receipts then outstanding.

    In the event of a distribution other than in cash, the Share Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of Depositary Shares owned by such holders on the relevant record date, unless the Share Depositary determines (after consultation with Texaco Inc.) that it is not feasible to make such distribution, in which case the Share Depositary may (with the approval of Texaco Inc.) adopt any other method for such distribution as it deems appropriate, including the sale of such property and distribution of the net proceeds from such sale to such holders.

LIQUIDATION PREFERENCE

    In the event of the liquidation, dissolution or winding up of the affairs of Texaco Inc., whether voluntary or involuntary, the holders of each Depositary Share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of Preferred Stock, as set forth in the Prospectus Supplement.

REDEMPTION

    If the series of Preferred Stock represented by the applicable series of Depositary Shares is redeemable, such Depositary Shares will be redeemed from the proceeds received by the Share Depositary resulting from the redemption, in whole or in part, of Preferred Stock held by the Share Depositary. Whenever Texaco Inc. redeems any Preferred Stock held by the Share Depositary, the Share Depositary will redeem as of the same redemption date the number of Depositary Shares representing the Preferred Stock so redeemed. The Share Depositary will mail the notice of redemption promptly upon receipt of such notice from Texaco Inc. and not less than 35 nor more than 60 days prior to the date fixed for redemption of the Preferred Stock and the Depositary Shares to the record holders of the Depositary Receipts.

VOTING

    Promptly upon receipt of notice of any meeting at which the holders of the series of Preferred Stock represented by the applicable series of Depositary Shares are entitled to vote, the Share Depositary will mail the information contained in such notice of meeting to the record holders of the Share Depositary Receipts as of the record date for such meeting. Each such record holder of Depositary Receipts will be entitled to instruct the Share Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock represented by such record holder's Depositary Shares. The Share Depositary will endeavor, insofar as practicable, to vote such Preferred Stock represented by such Depositary Shares in accordance with such instructions, and Texaco Inc. will agree to take all action which may be deemed necessary by the Share Depositary in order to enable the Share Depositary to do so. The Share Depositary will abstain from voting any of the Preferred Stock to the extent that it does not receive specific instructions from the holders of Depositary Receipts.

WITHDRAWAL OF PREFERRED STOCK

    Upon surrender of Depositary Receipts at the principal office of the Share Depositary, upon payment of any unpaid amount due to the Share Depositary, and subject to the terms of the Deposit Agreement, the owner of the Depositary Shares evidenced thereby is entitled to delivery of the number of whole shares of Preferred Stock and all money and other property, if any, represented by such Depositary Shares. Partial shares of Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Share Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Receipts evidencing Depositary Shares therefor.

AMENDMENT AND TERMINATION OF DEPOSIT AGREEMENT

    The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between Texaco Inc. and the Share Depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of Depositary Shares will not be effective unless such amendment has been approved by at least a majority of the Depositary Shares then outstanding. No such amendment may impair the right, subject to the terms of the Deposit Agreement, of any owner of any Depositary Shares to surrender the Depositary Receipt evidencing such Depositary Shares with instructions to the Share Depositary to deliver to the holder the Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. The Deposit Agreement may be terminated by Texaco Inc. or the Share Depositary only if (i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock in connection with any dissolution of Texaco Inc. and such distribution has been made to all the holders of Depositary Shares.

CHARGES OF SHARE DEPOSITARY

    Texaco Inc. will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Texaco Inc. will pay charges of the Share Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Shares, any redemption of the Preferred Stock and all withdrawals of Preferred Stock by owners of Depositary Shares. Holders of Depositary Receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the Deposit Agreement to be for their accounts. In certain circumstances, the Share Depositary may refuse to transfer Depositary Shares, may withhold dividends and distributions and sell the Depositary Shares evidenced by such Depositary Receipt if such charges are not paid.

MISCELLANEOUS

    The Share Depositary will forward to the holders of Depositary Receipts all reports and communications from Texaco Inc. which are delivered to the Share Depositary and which Texaco Inc. is required to furnish to the holders of the Preferred Stock. In addition, the Share Depositary will make available for inspection by holders of Depositary Receipts at the principal office of the Share Depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from Texaco Inc. which are received by the Share Depositary as the holder of Preferred Stock.

    Neither the Share Depositary nor Texaco Inc. assumes any obligation or will be subject to any liability under the Deposit Agreement to holders of Depositary Receipts other than for its gross negligence or willful misconduct. Neither the Share Depositary nor Texaco Inc. will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of Texaco Inc. and the Share Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. Texaco Inc. and the Share Depositary may rely on written advice of counsel or accountants, on information provided by holders of Depositary Receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

RESIGNATION AND REMOVAL OF DEPOSITARY

    The Share Depositary may resign at any time by delivering to Texaco Inc. notice of its election to do so, and Texaco Inc. may at any time remove the Share Depositary, any such resignation or removal to take effect upon the appointment of a successor Share Depositary and its acceptance of such appointment. Such successor Share Depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

FEDERAL INCOME TAX CONSEQUENCES

    Owners of the Depositary Shares will be treated for Federal income tax purposes as if they were owners of the Preferred Stock represented by such Depositary Shares. Accordingly, such owners will be entitled to take into account for Federal income tax purposes income and deductions to which they would be entitled if they were holders of such Preferred Stock. In addition, (i) no gain or loss will be recognized for Federal income tax purposes upon the withdrawal of Preferred Stock in exchange for Depositary Shares, (ii) the tax basis of each share of Preferred Stock to an exchanging owner of Depositary Shares will, upon such exchange, be the same as the aggregate tax basis of the Depositary Shares exchanged therefor, and (iii) the holding period for Preferred Stock in the hands of an exchanging owner of Depositary Shares will include the period during which such person owned such Depositary Shares.

                          DESCRIPTION OF THE WARRANTS

    Texaco Capital may issue warrants ("Warrants") for the purchase of Debt Securities and Texaco Inc. may issue Warrants for the purchase of Texaco Inc. Debt Securities, Preferred Stock or Common Stock. Warrants may be issued independently or together with Debt Securities, Texaco Inc. Debt Securities, Preferred Stock or Common Stock offered by any Prospectus Supplement and may be attached to or separate from any such Securities. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between Texaco Capital or Texaco Inc. and a bank or trust company, as warrant agent (the "Warrant Agent"). The Warrant Agent will act solely as an agent of Texaco Inc. or Texaco Capital in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Warrant Agreement that will be filed with the SEC in connection with the offering of such Warrants.

DEBT WARRANTS

    The Prospectus Supplement relating to a particular issue of Warrants to issue Debt Securities ("Debt Warrants") will describe the terms of such Debt Warrants, including the following:

    - the title of such Debt Warrants;

    - the offering price for such Debt Warrants, if any;

    - the aggregate number of such Debt Warrants;

    - the designation and terms of the Debt Securities or Texaco Inc. Debt Securities purchasable upon exercise of such Debt Warrants;

    - if applicable, the designation and terms of the Debt Securities or Texaco Inc. Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security or Texaco Inc. Debt Security;

    - if applicable, the date from and after which such Debt Warrants and any Debt Securities or Texaco Inc. Debt Securities issued therewith will be separately transferable;

    - the principal amount of Debt Securities or Texaco Inc. Debt Securities purchasable upon exercise of a Debt Warrant and the price at which such principal amount of Debt Securities or Texaco Inc. Debt Securities may be purchased upon exercise (which price may be payable in cash, securities, or other property);

    - the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire;

    - if applicable, the minimum or maximum amount of such Debt Warrants that may be exercised at any one time;

    - whether the Debt Warrants represented by the Debt Warrant certificates, Debt Securities or Texaco Inc. Debt Securities that may be issued upon exercise of the Debt Warrants will be issued in registered or bearer form;

    - information with respect to book-entry procedures, if any;

    - the currency or currency units in which the offering price, if any, and the exercise price are payable;

    - if applicable, a discussion of material United States federal income tax considerations;

    - the antidilution provisions of such Debt Warrants, if any;

    - the redemption or call provisions, if any, applicable to such Debt Warrants; and

    - any additional terms of the Debt Warrants, including terms, procedures, and limitations relating to the exchange and exercise of such Debt Warrants.

STOCK WARRANTS

    The Prospectus Supplement relating to any particular issue of Warrants to issue Common Stock or Preferred Stock will describe the terms of such Warrants, including the following:

    - the title of such Warrants;

    - the offering price for such Warrants, if any;

    - the aggregate number of such Warrants;

    - the designation and terms of the Common Stock or Preferred Stock purchasable upon exercise of such Warrants;

    - if applicable, the designation and terms of the Common Stock or Preferred Stock with which such Warrants are issued and the number of such Warrants issued, with shares of each such Common Stock or Preferred Stock;

    - if applicable, the date from and after which such Warrants and any Common Stock or Preferred Stock issued therewith will be separately transferable;

    - the number of shares of Common Stock or Preferred Stock purchasable upon exercise of a Warrant and the price at which such shares may be purchased upon exercise;

    - the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

    - if applicable, the minimum or maximum amount of such Warrants that may be exercised at any one time;

    - the currency or currency units in which the offering price, if any, and the exercise price are payable;

    - if applicable, a discussion of material United States federal income tax considerations;

    - the antidilution provisions of such Warrants, if any;

    - the redemption or call provisions, if any, applicable to such Warrants;
      and

    - any additional terms of the Warrants, including terms, procedures, and limitations relating to the exchange and exercise of such Warrants.

                                    EXPERTS

    The audited consolidated financial statements included or incorporated by reference in the Annual Report of Texaco Inc. for the fiscal year ended December 31, 1997 filed on Form 10-K, incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                 LEGAL OPINIONS

    The validity of the Securities being offered hereby will be passed upon for Texaco Capital and Texaco Inc. by Paul R. Lovejoy, Esq., Assistant General Counsel of Texaco Inc. or such other attorney of Texaco Inc. as Texaco Capital and Texaco Inc. may designate, and for the purchasers by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are:

Registration Fee for Registration Statement.....................  $ 278,000
Accounting Fees and Expenses....................................    100,000
Trustee's Fees and Expenses (including counsel fees)............    200,000
Blue Sky Fees and Expenses......................................     15,000
Legal Fees and Expenses.........................................    100,000
Printing and Engraving Fees.....................................    150,000
Rating Agency Fees..............................................    200,000
Miscellaneous...................................................     10,000
                                                                  ---------
    TOTAL.......................................................  $1,053,000*
                                                                  ---------
                                                                  ---------

------------------------

* All amounts are estimated except for registration fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under the provisions of Section 145 of the Delaware Corporation Law and
Article V of the By-Laws of Texaco Inc., directors and officers of Texaco Inc. are indemnified by Texaco Inc. under certain circumstances for certain liabilities and expenses.

    Texaco Inc. would recover indemnification payments under the provisions of its Directors and Officers Liability and Company Reimbursement Liability Policy, subject to deductibles and other specified exclusions set forth in the policy. Further, directors or officers of Texaco Inc. may recover directly under the policy in certain instances where Texaco Inc. itself does not provide indemnification.

    Likewise, under Section 145 of the Delaware Corporation Law and the By-Laws of Texaco Capital, directors and officers of Texaco Capital are indemnified by Texaco Capital under certain circumstances for certain liabilities and expenses.

ITEM 16. EXHIBITS

  **1.1               --  Underwriting Agreement Standard Provisions, filed as Exhibit 1.1 to the
                          Registration Statement of Texaco Inc. and Texaco Capital Inc. on Form S-3
                          (Registration No. 333-46527) on February 18, 1998.
    1.1.1             --  Amendment to Underwriting Agreement Standard Provisions, dated December 2,
                          1998.
  **1.2               --  Form of Distribution Agreement filed as Exhibit 1.2 to the Registration
                          Statement of Texaco Inc. and Texaco Capital Inc. on Form S-3 (Registration
                          No. 333-46527) on February 18, 1998.
  **4.1               --  Form of First Supplemental Indenture among Texaco Capital Inc., Texaco Inc.
                          and The Chase Manhattan Bank (National Association), as Trustee, dated as of August 24, 1984, filed as Exhibit 4.1 to Texaco Capital Inc.'s
                          Registration Statement on Form S-3 (Registration No. 33-33303) on February
                          1, 1990.
  **4.1(a)            --  Form of First Supplement to the First Supplemental Indenture, dated as of
                          October 11, 1990, filed as Exhibit 4.1(a) to Texaco Inc.'s Current Report on Form 8-K, dated October 12, 1990 and filed on October 15, 1990, SEC File
                          No. 1-27.

  **4.1(b)            --  Form of Second Supplement to the First Supplemental Indenture, dated as of
                          August 5, 1997, filed as Exhibit 4.1(b) to Texaco Inc.'s Form 10-Q for the quarterly period ended June 30, 1997, and filed on August 13, 1997, SEC
                          File No. 1-27.
  **4.2(a)            --  Form of Guaranteed Note, filed as Exhibit 4.2(a) to Texaco Capital Inc.'s
                          Registration Statement on Form S-3 (Registration No. 33-40309) on May 1,
                          1991.
  **4.2(b)            --  Form of Guaranteed Debenture, filed as Exhibit 4.2(b) to Texaco Capital
                          Inc.'s Registration Statement on Form S-3 (Registration No. 33-40309) on
                          May 1, 1991.
  **4.3(a)            --  Form of Warrant Agreement, for Warrants Sold Attached to Debt Securities
                          (including form of Warrant Certificate), filed as Exhibit 4.3(a) to Texaco
                          Capital Inc.'s Registration Statement on Form S-3 (Registration No.
                          33-40309) on May 1, 1991.
  **4.3(b)            --  Form of Warrant Agreement, for Warrants Sold Alone (including form of
                          Warrant Certificate), filed as Exhibit 4.3(b) to Texaco Capital Inc.'s
                          Registration Statement on Form S-3 (Registration No. 33-40309) on May 1,
                          1991.
    5                 --  Opinion of Paul R. Lovejoy, Esq. as to legality of the Securities.
 **12.1               --  Computation of Ratio of Earnings to Fixed Charges, filed as Exhibit 12 to
                          Texaco Inc.'s Form 10-Q for the quarterly period ended September 30, 1998, filed on November 12, 1998, SEC File No. 1-17.
   12.2               --  Computation of Ratio of Earnings to Combined Fixed Charges and Preferred
                          Stock Dividends.
   23.1               --  Consent of Arthur Andersen LLP.
   23.2               --  The consent of Paul R. Lovejoy, Esq. is contained in his opinion filed as
                          Exhibit 5 to this Registration Statement.
 **24.1               --  Power of Attorney. Powers of Attorney for certain directors and officers of
                          Texaco Inc. authorizing, among other things, the signing of registration statements on their behalf, have been filed as Exhibit 24 to Texaco Inc.'s
                          Annual Report on Form 10-K for the year ended December 31, 1997, filed on
                          March 18, 1998, SEC File No. 1-17.
 24.2(a to d)         --  Power of Attorney. Powers of Attorney for the directors and certain officers of Texaco Capital Inc. authorizing, among other things, the signing of registration statements on their behalf.
   24.3               --  Power of Attorney. Power of Attorney for Charles R. Shoemate, a director of
                          Texaco Inc., authorizing, among other things, the signing of registration statements on his behalf.

------------------------

**  Previously filed.

ITEM 17. UNDERTAKINGS.

    Each of Texaco Capital and Texaco Inc. hereby undertakes:

        (1) To file, during any period in which offers or sales are being made of the Securities registered hereby, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (1)(i) and
    (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by Texaco Inc. pursuant to
    Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

        (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of Texaco Inc.'s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Texaco Capital or Texaco Inc. pursuant to the provisions specified in the first and third paragraphs of Item 15 of this Registration Statement or otherwise, Texaco Capital and Texaco Inc. have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Texaco Capital or Texaco Inc. of expenses incurred or paid by a director, officer or controlling person of Texaco Capital or Texaco Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, Texaco Capital and Texaco Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, TEXACO CAPITAL INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF HARRISON, STATE OF NEW YORK, ON THE 2ND DAY OF DECEMBER, 1998.

TEXACO CAPITAL INC.
    (Registrant)

By                           ROBERT C. GORDAN
                ------------------------------------------
                            (ROBERT C. GORDAN)
                                 PRESIDENT

Attest:

By                        R.E. KOCH
           ---------------------------------------
                         (R.E. KOCH)
                     ASSISTANT SECRETARY

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

JAMES F. LINK........................  Chairman of the Board
                                         (Principal Executive Officer)
SHELBY FABER.........................  Treasurer
                                         (Principal Financial Officer)
ROBERT C. OELKERS....................  Comptroller
                                         (Principal Accounting Officer)

DIRECTORS

ROBERT C. GORDAN                       SHELBY FABER
JAMES F. LINK

By                             R.E. KOCH
                ---------------------------------------
                              (R.E. KOCH)
                  ATTORNEY-IN-FACT FOR THE ABOVE-NAMED
                         OFFICERS AND DIRECTORS

                                                                December 2, 1998

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, TEXACO INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF HARRISON, STATE OF NEW YORK, ON THE 2ND DAY OF DECEMBER, 1998.

TEXACO INC.
    (Registrant and Guarantor)

By                         KJESTINE M. ANDERSON
                ------------------------------------------
                          (KJESTINE M. ANDERSON)
                                 SECRETARY

Attest:

By                        R.E. KOCH
           ---------------------------------------
                         (R.E. KOCH)
                     ASSISTANT SECRETARY

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

PETER I. BIJUR.......................  Chairman of the Board of Directors
                                       and Chief Executive Officer
                                           (Principal Executive Officer)
PATRICK J. LYNCH.....................  Senior Vice President and
                                         Chief Financial Officer
                                           (Principal Financial Officer)
ROBERT C. OELKERS....................  Comptroller
                                           (Principal Accounting Officer)

DIRECTORS

PETER I. BIJUR                         SAM NUNN
JOHN BRADEMAS                          CHARLES H. PRICE, II
MARY K. BUSH                           CHARLES R. SHOEMATE
WILLARD C. BUTCHER                     ROBIN B. SMITH
EDMUND M. CARPENTER                    WILLIAM C. STEERE, JR.
MICHAEL C. HAWLEY                      THOMAS A. VANDERSLICE
FRANKLYN G. JENIFER                    WILLIAM WRIGLEY

By                             R.E. KOCH
                ---------------------------------------
                              (R.E. KOCH)
                  ATTORNEY-IN-FACT FOR THE ABOVE-NAMED
                         OFFICERS AND DIRECTORS

                                                                December 2, 1998

                               INDEX TO EXHIBITS

    The exhibits designated by an asterisk are incorporated herein by reference to documents previously filed by the Company or Texaco Inc. with the Securities and Exchange Commission.

EXHIBITS.

                                                                                                                PAGE
                                                                                                                -----
*1.1             --Underwriting Agreement Standard Provisions, filed as Exhibit 1.1 to the Registration
                   Statement of Texaco Inc. and Texaco Capital Inc. on Form S-3 (Registration No.
                   333-46527) on February 18, 1998.
1.1.1            --Amendment to Underwriting Agreement Standard Provisions, dated December 2, 1998.
*1.2             --Form of Distribution Agreement filed as Exhibit 12 to the Registration Statement of
                   Texaco Inc. and Texaco Capital Inc. on Form S-3 (Registration No. 333-46527) on February
                   18, 1998.
*4.1             --Form of First Supplemental Indenture among Texaco Capital Inc., Texaco Inc. and The
                   Chase Manhattan Bank (National Association), as Trustee, dated as of August 24, 1984, filed as Exhibit 4.1 to Texaco Capital Inc.'s Registration Statement on Form S-3
                   (Registration No. 33-33303) on February 1, 1990.
*4.1(a)          --Form of First Supplement to the First Supplemental Indenture, dated as of October 11,
                   1990 filed as Exhibit 4.1(a) to Texaco Inc.'s Current Report on Form 8-K, dated October
                   12, 1990, and filed on October 15, 1990, SEC File No. 1-27.
*4.1(b)          --Form of Second Supplement to the First Supplemental Indenture, dated as of August 5,
                   1997, filed as Exhibit 4.1(b) to Texaco Inc.'s Form 10-Q for the quarterly period ended
                   June 30, 1997, and filed on August 13, 1997, SEC File
                   No. 1-27.
*4.2(a)          --Form of Guaranteed Note, filed as Exhibit 4.2(a) to Texaco Capital Inc.'s Registration
                   Statement on Form S-3 (Registration No. 33-40309) on May 1, 1991.
*4.2(b)          --Form of Guaranteed Debenture, filed as Exhibit 4.2(b) to Texaco Capital Inc.'s
                   Registration Statement on Form S-3 (Registration No. 33-40309) on May 1, 1991.
*4.3(a)          --Form of Warrant Agreement, for Warrants Sold Attached to Debt Securities (including form of Warrant Certificate), filed as Exhibit 4.3(a) to Texaco Capital Inc.'s Registration
                   Statement on Form S-3 (Registration No. 33-40309) on May 1, 1991.
*4.3(b)          --Form of Warrant Agreement, for Warrants Sold Alone (including form of Warrant
                   Certificate), filed as Exhibit 4.3(b) to Texaco Capital Inc.'s Registration Statement on
                   Form S-3 (Registration No. 33-40309) on May 1, 1991.
5                --Opinion of Paul R. Lovejoy, Esq. as to legality of the Securities.
*12.1            --Computation of Ratio of Earnings to Fixed Charges, filed as Exhibit 12 to Texaco Inc.'s
                   Form 10-Q for the quarterly period ended September 30, 1998, filed on November 12, 1998,
                   SEC File No. 1-27.
12.2             --Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock
                   Dividends.
23.1             --Consent of Arthur Andersen LLP.
23.2             --The consent of Paul R. Lovejoy, Esq. is contained in his opinion filed as Exhibit 5 to this Registration Statement.
*24.1            --Power of Attorney. Powers of Attorney for certain directors and officers of Texaco Inc.
                   authorizing, among other things, the signing of registration statements on their behalf, have been filed as Exhibit 24 to Texaco Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 18, 1998, SEC File No. 1-17.

                                                                                                                PAGE
                                                                                                                -----
24.2(a to d)     --Power of Attorney. Powers of Attorney for the directors and certain officers of Texaco
                   Capital Inc. authorizing, among other things, the signing of registration statements on their behalf.
24.3             --Power of Attorney. Power of Attorney to Charles R. Shoemate, a director of Texaco Inc.
                   authorizing, among other things, the signing of Registration Statements on his behalf.

------------------------

*Previously filed.